                                                                    EXHIBIT 3.02

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       UNITED DOMINION REALTY TRUST, INC.

                                   MAY 4, 2004

                                TABLE OF CONTENTS

ARTICLE I            OFFICES.........................................................   1

         Section 1.1     Principal Office in Maryland and Resident Agent.............   1

         Section 1.2     Other Offices...............................................   1

ARTICLE II           STOCKHOLDERS' MEETINGS..........................................   1

         Section 2.1     Place of Meetings...........................................   1

         Section 2.2     Annual Meetings.............................................   2

         Section 2.3     Special Meetings............................................   2

         Section 2.4     Notice of Meetings..........................................   2

         Section 2.5     Record Date.................................................   3

         Section 2.6     Quorum and Voting...........................................   4

         Section 2.7     Right to Vote; Proxies......................................   5

         Section 2.8     Voting of Shares by Certain Holders.........................   5

         Section 2.9     Inspectors..................................................   6

         Section 2.10    Action Without Meetings.....................................   6

         Section 2.11    Voting by Ballot............................................   7

ARTICLE III          DIRECTORS.......................................................   7

         Section 3.1     Number and Term of Office...................................   7

         Section 3.2     Powers......................................................   7

         Section 3.3     Vacancies...................................................   7

         Section 3.4     Resignations and Removals...................................   7

         Section 3.5     Meetings....................................................   8

         Section 3.6     Quorum and Voting...........................................   8

         Section 3.7     Action Without Meeting......................................   9

         Section 3.8     Fees and Compensation.......................................   9

         Section 3.9     Presumption of Assent.......................................   9

         Section 3.10    Committees..................................................   9

ARTICLE IV           OFFICERS........................................................  11

         Section 4.1     Officers Designated.........................................  11

         Section 4.2     Tenure and Duties of Officers...............................  11

ARTICLE V             EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
                      OF SECURITIES OWNED BY THE CORPORATION........................  12

         Section 5.1     Execution of Corporate Instruments.........................  12

         Section 5.2     Voting of Securities Owned by Corporation..................  12

ARTICLE VI            SHARES OF STOCK...............................................  13

         Section 6.1     Certificates...............................................  13

         Section 6.2     Transfers..................................................  13

         Section 6.3     Replacement Certificate....................................  14

         Section 6.4     Stock Ledger...............................................  14

         Section 6.5     Issuance of Units..........................................  14

         Section 6.6     Fractional Share Interests or Scrip........................  14

         Section 6.7     Dividends..................................................  15

ARTICLE VII           INDEMNIFICATION...............................................  15

         Section 7.1     Right to Indemnification...................................  15

         Section 7.2     Provisions Nonexclusive....................................  15

         Section 7.3     Authority to Insure........................................  15

         Section 7.4     Survival of Rights.........................................  16

         Section 7.5     Subrogation................................................  16

         Section 7.6     No Duplication of Payments.................................  16

         Section 7.7     Right of Claimant to Bring Suit............................  16

ARTICLE VIII          MISCELLANEOUS.................................................  17

         Section 8.1     Fiscal Year................................................  17

         Section 8.2     Exemption From Control Share Acquisition Act...............  17

         Section 8.3     Other Securities of the Corporation........................  17

         Section 8.4     Corporate Seal.............................................  17

         Section 8.5     Amendments.................................................  17

         Section 8.6     Reliance...................................................  18

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       UNITED DOMINION REALTY TRUST, INC.

                                    ARTICLE I

                                     OFFICES

SECTION 1.1 PRINCIPAL OFFICE IN MARYLAND AND RESIDENT AGENT.

      The address of the principal office of the corporation in the State of Maryland is 300 E. Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent in the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation, 300 E. Lombard Street, Baltimore, Maryland 21202.

SECTION 1.2 OTHER OFFICES.

      The corporation may also have and maintain such other offices or places of business, both within and outside the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

SECTION 2.1 PLACE OF MEETINGS.

      (a) Meetings of stockholders may be held at such place, either within or outside the State of Maryland, as may be designated by or in the manner provided in these Bylaws or, if not so designated, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting may not be held at any place, but may instead be held solely by means of remote communication as authorized by paragraph (b) of this Section 2.1.

      (b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

            (i) Participate in a meeting of stockholders; and

            (ii) Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that the corporation (A) implements reasonable measures to verify that

                                        1
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each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, and (C) maintains a record of any vote or action by any stockholder or proxyholder at the meeting by means of remote communication.

      (c) "Remote communication" means a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time.

SECTION 2.2 ANNUAL MEETINGS.

      The annual meetings of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time the Board of Directors designates from time to time. Failure to hold an annual meeting does not invalidate the corporation's existence or affect any otherwise valid corporate act.

SECTION 2.3 SPECIAL MEETINGS.

      Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board of Directors or the President or by a majority of the Board of Directors at any time. Upon written request of any stockholder or stockholders entitled to cast at least ten percent (10%) of all the votes entitled to be cast at the meeting, if such request states the purpose of the meeting and the matters proposed to be acted on at it, delivered in person or sent by registered mail to the Chairman of the Board of Directors, President or Secretary of the corporation, the Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and on payment of these costs to the corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors has the sole power to fix the record date for determining stockholders entitled to request a special meeting of the stockholders, the record date for determining stockholders entitled to notice of and to vote at the special meeting and the date, time and place of the special meeting.

SECTION 2.4 NOTICE OF MEETINGS.

      (a) Except as otherwise provided by law or in the Articles of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour and, in the case of a special meeting or as otherwise may be required by law, purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given by the Secretary of the corporation not less than ten (10) nor more than ninety
(90) days before the date of the meeting to each stockholder entitled to vote thereat, directed to his or her address as it appears upon the books of the corporation. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

      (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote

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communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than one hundred twenty (120) days after the original record date, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      (c) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his or her attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      (d) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of Maryland General Corporation Law ("MGCL"), the Articles of Incorporation or these Bylaws shall be effective when it is (i) personally delivered to the stockholder, (ii) left at the stockholder's residence or usual place of business, (iii) mailed to the stockholder at the stockholder's address as it appears on the records of the corporation or (iv) if consented to by such stockholder, transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic mail or other means two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an assistant secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic mail or other means shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of these Bylaws, "electronic mail" or "electronic means" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 2.5 RECORD DATE.

      For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may (a) fix, in advance, a record date which shall not be more than ninety (90) days prior to the date of any such meeting or the taking of such other actions; or (b) direct that the stock transfer books be closed for a period not to exceed twenty (20) days. A record date may not precede the date on which the record date is fixed. In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting

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of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Except where the Board of Directors fixes a new record date for any adjourned meeting, any stockholder who was a stockholder on the original record date shall be entitled to receive notice of and to vote at a meeting of stockholders or any adjournment thereof and to receive a dividend or allotment of rights even though he or she has since such date disposed of his or her shares, and no stockholder becoming a stockholder after such date shall be entitled to receive notice of or to vote at such meeting or any adjournment thereof or to receive such dividend or allotment of rights.

      If the Board of Directors does not so fix a record date or close the stock transfer books, then:

      (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (i) at the close or business on the day on which notice is mailed or (ii) at the close of business on the thirtieth (30th) day next preceding the day on which the meeting is held.

      (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto provided that the payment of a dividend or allotment of rights may not be made more than sixty (60) days after the date on which such resolution was adopted.

SECTION 2.6 QUORUM AND VOTING.

      (a) At all meetings of stockholders except where otherwise provided by law, the Articles of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

      (b) Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

      (c) Except as otherwise provided by law or the Articles of Incorporation, where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

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SECTION 2.7 RIGHT TO VOTE; PROXIES.

      Unless the Articles of Incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may cast the votes entitled to be cast by the shares of the corporation owned of record by him or her, either in person or by proxy in any manner authorized by law, by the stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as proxy, including a proxy solicitation firm or proxy support service organization. No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the corporation or its assets or liabilities.

SECTION 2.8 VOTING OF SHARES BY CERTAIN HOLDERS.

      (a) Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any director or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

      (b) Shares registered in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his or her guardian, in person or by proxy. Shares registered in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his or her executor or administrator, in person or by proxy. Shares registered in the name of a minor may be voted and all rights incident thereto may be exercised by his or her guardian, in person or by proxy, or in the absence of such representation by his or her guardian, by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority or the appointment of a guardian, and whether or not a guardian has in fact been appointed.

      (c) Shares registered in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the shares stand. If only one such person is present in person or by proxy, he or she may vote all the shares, and all the shares standing in the names of such persons are represented for the purpose of determining a quorum. This procedure also applies to the voting of shares by two or

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more administrators, executors, trustees or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.

      (d) Shares of the corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

      (e) The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification; the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

SECTION 2.9 INSPECTORS.

      At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based on their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector or inspectors shall be in writing and signed by him or by a majority of them if there is more than one inspector; the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 2.10 ACTION WITHOUT MEETINGS.

            Except as provided in the next sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders' meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter. Unless the Articles of Incorporation require otherwise, the holders of any class of stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each stockholder not later than ten (10) days after the effective time of the action.

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SECTION 2.11 VOTING BY BALLOT.

      If ordered by the presiding officer of any stockholder meeting, the vote upon any election or question shall be by ballot.

                                  ARTICLE III

                                    DIRECTORS

SECTION 3.1 NUMBER AND TERM OF OFFICE.

      The number of directors of the corporation shall not be less than one (1) nor more than twelve (12) until changed by a resolution amending this Section
3.1 duly adopted by the Board of Directors. The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.1, by the Board of Directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at ten (10).

      With the exception of the first Board of Directors, which shall be elected by the incorporators, and except as provided in Section 3.3, the directors shall be elected by a plurality vote of the shares represented in person or by proxy, at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors are duly elected and qualified. Directors need not be stockholders. Directors are expected to resign after the stockholders annual meeting in the year in which the director attains the age of 70 unless the Board of Directors asks the director to continue to serve as a director.

SECTION 3.2 POWERS.

      The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

SECTION 3.3 VACANCIES.

      Unless the Articles of Incorporation require otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place is vacant and until his or her successor is duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.3 in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board of Directors.

SECTION 3.4 RESIGNATIONS AND REMOVALS.

      (a) Any director may resign at any time by delivering his or her resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be

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effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors resigns from the Board of Directors effective at a future date and, unless the Articles of Incorporation require otherwise, only a majority of the remaining directors then in office, even if such remaining directors do not constitute a quorum, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place is vacated and until his or her successor is duly elected and qualified.

      (b) Subject to the rights of one or more classes or series of preferred stock of the corporation to elect or remove one or more directors, any director or the entire Board of Directors may be removed from office at any time, with or without cause, only at a meeting of the stockholders called for such purpose (in accordance with Section 2.4), by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting as a class, in the election of directors. The notice of such meeting shall indicate that the purpose or one of the purposes of such meeting is to determine if a director should be removed.

SECTION 3.5 MEETINGS.

      (a) The annual meeting of the Board of Directors shall be held immediately after the annual stockholders' meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Maryland, for the holding of regular meetings of the Board of Directors without notice other than such resolution.

      (b) Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer or by a majority of the members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

      (c) Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile transmission or other form of electronic transmission at least twenty-four (24) hours before the start of the meeting, or sent by first class mail at least five (5) days before the date of the meeting. Notice of any meeting may be waived in writing, which shall be filed with the records of the meeting, at any time before or after the meeting and will be waived by any director by attendance thereat.

SECTION 3.6 QUORUM AND VOTING.

      (a) A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1; provided, however, at any meeting whether a quorum is present or otherwise, a majority of the directors present may

                                        8
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adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

      (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote is required by law, the Articles of Incorporation or these Bylaws.

      (c) Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

      (d) The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.7 ACTION WITHOUT MEETING.

      Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors or of such committee, as the case may be, filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.8 FEES AND COMPENSATION.

      Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

SECTION 3.9 PRESUMPTION OF ASSENT.

      A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) such director announces his or her dissent at the meeting and (b)(i) his or her dissent is entered in the minutes of the meeting, (ii) he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or (iii) he or she forwards such dissent within twenty-four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service to the secretary of the meeting or the Secretary of the corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

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SECTION 3.10 COMMITTEES.

      (a) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee of one or more directors. The Executive Committee to the extent permitted by law shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except as prohibited by law. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-208 of the MGCL.

      (b) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted or required by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

      (c) The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which appointed such committee. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 3.10, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      (d) Unless the Board of Directors otherwise provides, regular meetings of the Executive Committee or any other committee appointed pursuant to this
Section 3.10 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the corporation or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting

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given in the manner provided for the giving of written notice to members of the
Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

                                   ARTICLE IV

                                    OFFICERS

SECTION 4.1 OFFICERS DESIGNATED.

      The Board of Directors, promptly after its election in each year, shall appoint a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors and a President (all of whom shall be directors) and a Treasurer and Secretary and may appoint one or more Vice Presidents and such other officers or assistant officers as it may deem proper. Any officer may hold more than one office, except for the offices of President and Vice President. A person who holds more than one office in the corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. Vacancies among the officers and assistant officers shall be filled by the Board of Directors.

SECTION 4.2 TENURE AND DUTIES OF OFFICERS.

      (a) All officers shall hold office at the pleasure of the Board of Directors and until their successors are duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors if the Board of Directors in its judgment finds that the best interests of the corporation will be served. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

      (b) The Chairman of the Board of Directors when present shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors may designate from time to time.

      (c) The Vice Chairman in the absence of the Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Vice Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors may designate from time to time.

      (d) The President shall be the chief executive officer of the corporation and in the absence of the Chairman and Vice Chairman of the Board of Directors, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The President shall

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

perform such other duties and have such other powers as the Board of Directors may designate from time to time.

      (e) The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

      (f) The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors may designate from time to time. The President may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

      (g) The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time. The President may direct any assistant treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each assistant treasurer shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

                                   ARTICLE V

                     EXECUTION OF CORPORATE INSTRUMENTS AND
                  VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 5.1 EXECUTION OF CORPORATE INSTRUMENTS.

      (a) The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

      (b) All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors may authorize.

      (c) Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.

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

SECTION 5.2 VOTING OF SECURITIES OWNED BY CORPORATION.

      All stock and other securities of other corporations owned or held by the corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board of Directors, the President or any Vice President.

                                   ARTICLE VI

                                 SHARES OF STOCK

SECTION 6.1 CERTIFICATES.

      Each stockholder shall be entitled to a certificate or certificates which represent and certify the number of shares of each class held by him or her in the corporation; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of shares may be uncertificated. Each certificate shall include on its face the name of the corporation, the name of the stockholder or other person to whom it is issued and the class of stock and number of shares it represents. Each certificate shall be signed by the Chairman of the Board of Directors, the President or any Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the seal, if any, of the corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the corporation issues several classes of shares, each class may have its own numbered series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A stock certificate may not be issued until the stock represented by it is fully paid. Each certificate representing shares which are restricted as to their transferability shall contain a full statement of such restriction or state that the corporation will furnish information about the restriction to the stockholder on request and without charge. Except as otherwise provided by law, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance of the stock certificate does not mean that the restriction is invalid or unenforceable. If the corporation has authority to issue shares of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of shares which the corporation is authorized to issue and, if the corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the corporation will furnish a full statement of such information to any stockholder upon request and without charge.

SECTION 6.2 TRANSFERS.

      Upon surrender to the corporation or the transfer agent of the corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or

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

authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books. Notwithstanding the foregoing, transfers of shares of any class will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein.

SECTION 6.3 REPLACEMENT CERTIFICATE.

      The Secretary and any other officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Secretary or other officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

SECTION 6.4 STOCK LEDGER.

      The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

SECTION 6.5 ISSUANCE OF UNITS.

      Notwithstanding any other provision of these Bylaws to the contrary, the Board of Directors may issue units consisting of different securities of the corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the corporation, except that the Board of Directors may provide that, for a specified period, securities of the corporation issued in such unit may be transferred on the books of the corporation only in such unit.

SECTION 6.6 FRACTIONAL SHARE INTERESTS OR SCRIP.

      The corporation may, but is not obliged to, issue fractional shares of stock, eliminate a fractional interest by rounding off to a full share of stock, arrange for the disposition of a fractional interest by the person entitled to it, pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or issue scrip, or other evidence of ownership aggregating a full share for a certificate which represents the share and, unless otherwise provided, does not entitle the holder to exercise any voting rights, to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may impose any reasonable condition on the issuance of scrip or other evidence of ownership, and may cause such scrip or other evidence of ownership to be issued subject to the condition that it will become void if not exchanged for a certificate representing a full share of stock before a specified date or subject to the condition that the shares for which such scrip or other evidence of indebtedness are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or other evidence of indebtedness, or subject to a provision of forfeiture of such proceeds to the corporation if not claimed within a period of not less than three years from the date the scrip or other evidence of ownership was originally issued.

SECTION 6.7 DIVIDENDS.

      If declared by the Board of Directors at any meeting thereof, the corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the corporation, unless such dividend is contrary to law or to a restriction contained in the Articles of Incorporation.

                                  ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.1 RIGHT TO INDEMNIFICATION.

      The corporation shall indemnify its directors and officers, whether serving the corporation or, at its request, any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the full extent permitted by law. The corporation may indemnify other employees and agents, whether serving the corporation or, at its request, any other entity, to such extent as may be authorized by the Board of Directors and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the foregoing right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 7.2 PROVISIONS NONEXCLUSIVE.

      The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles of Incorporation, agreement or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, such provision, agreement or vote shall take precedence.

SECTION 7.3 AUTHORITY TO INSURE.

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the general laws of the State of Maryland.

SECTION 7.4 SURVIVAL OF RIGHTS.

      The rights provided by this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.5 SUBROGATION.

      In the event of payment under this Article VII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

SECTION 7.6 NO DUPLICATION OF PAYMENTS.

      The corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a director or officer to the extent the director or officer has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

SECTION 7.7 RIGHT OF CLAIMANT TO BRING SUIT.

      If a claim under Section 7.1 of this Article VII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the corporation (including its Board of

Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1 FISCAL YEAR.

      The fiscal year of the corporation shall be the twelve (12) calendar months ending December 31 in each year, unless otherwise provided by the Board of Directors.

SECTION 8.2 EXEMPTION FROM CONTROL SHARE ACQUISITION ACT.

      The provisions of Title 3, Subtitle 7 of the MGCL (the Maryland Control Share Acquisition Act), or any successor statute, shall not apply to any acquisition by any person of shares of the corporation. This Section 8.2 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw and consistent with applicable law, apply to any prior or subsequent control share acquisition.

SECTION 8.3 OTHER SECURITIES OF THE CORPORATION.

      Each certificate which represents any bond, note, guaranty, obligation or other corporate security (other than stock) shall be signed by the Chairman of the Board of Directors, the President or any Vice President and countersigned by the Secretary, an assistant secretary, the Treasurer or the assistant treasurer. Such certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form. The signatures on the certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer at the time it is issued.

SECTION 8.4 CORPORATE SEAL.

      The corporate seal shall be a flat-faced circular die, of which there may be any number of counterparts, with the word "SEAL" and the name of the corporation engraved thereon. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If the corporation is required to place its corporate seal to a document, it is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the corporation.

SECTION 8.5 AMENDMENTS.

      The Board of Directors shall have the exclusive power to replace, alter, amend or repeal these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors. With the approval of the Board of Directors, the stockholders shall have the power, by affirmative vote of a majority of the outstanding shares of common stock of the corporation, at any annual meeting (subject to the notice requirements of Section 2.4) or at any special meeting if notice thereof is included in the notice of such special meeting, to alter, amend or repeal any Bylaws of the corporation and to make new Bylaws.

SECTION 8.6 RELIANCE.

      Each director of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to rely on any information, opinion report or statement, including financial statements or other financial data, prepared or presented by an officer or employee of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director reasonably believes to be within the person's professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.

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